UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In May 2016, each of Kevin Kenny, Chief Operating Officer of Cardiovascular Systems, Inc. (the “Company”), Laurence Betterley, Chief Financial Officer of the Company, and Paul Koehn, Senior Vice President of Manufacturing and Operations of the Company, adopted a pre-arranged trading plan to sell shares of the Company’s common stock (the “Kenny Trading Plan,” the “Betterley Trading Plan,” and the “Koehn Trading Plan,” respectively). The trading plans were designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.

Each of the Kenny Trading Plan, the Betterley Trading Plan and the Koehn Trading Plan allows for the sale of an indeterminate number of shares of common stock to cover the required withholding taxes and transaction costs associated with the vesting of shares of restricted stock owned by such parties. The Koehn Trading Plan also provides that Mr. Koehn will sell 90,256 shares of common stock to be received upon the exercise of vested stock options prior to their expiration dates and 4,000 shares of restricted stock held by Mr. Koehn following the vesting of such shares.

Sales pursuant to the Kenny Trading Plan and the Betterley Trading Plan are expected to begin as early as August 13, 2016 and will terminate no later than September 23, 2016, unless terminated sooner in accordance with the terms of each such plan. Sales pursuant to the Koehn Trading Plan are expected to begin as early as July 5, 2016 and will terminate no later than December 12, 2017, unless terminated sooner in accordance with the Koehn Trading Plan’s terms.

All shares will be sold under the Kenny Trading Plan, the Betterley Trading Plan and the Koehn Trading Plan in the open market at prevailing market prices, subject to certain limit price restrictions in the Koehn Trading Plan. Mr. Kenny, Mr. Betterley and Mr. Koehn will have no control over the actual timing of the stock sales under the trading plans. All stock sales under the trading plans will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission. The Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2016

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer